Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

EL PASO ELECTRIC COMPANY

ARTICLE VI MEETING BY USE OF CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT		7

ARTICLE VII OFFICERS		7
7.01	Executive Officers	7
7.02	Election and Qualification	7
7.03	Compensation	8
7.04	Term, Removal, and Vacancies	8
7.05	Chief Executive Officer	8
7.06	President	8
7.07	Secretary	8
7.08	Assistant Secretary	8

ARTICLE VIII LIABILITY; INDEMNIFICATION		8
8.01	Liability	8
8.02	Nature of Indemnity	9
8.03	Procedure for Indemnification	9
8.04	Nonexclusivity of Article VIII	10
8.05	Insurance	10
8.06	Expenses	10
8.07	Employees, Fiduciaries and Agents	10
8.08	Contract Rights	10
8.09	Merger or Consolidation	10

ARTICLE IX SHARES		11
9.01	Uncertificated Shares	11
9.02	Certificates Representing Shares	11
9.03	Closing of Transfer Books and Record Date	12
9.04	Registered Shareholders	12

ARTICLE X GENERAL PROVISIONS		13
10.01	Dividends	13
10.02	Reserves	13
10.03	Negotiable Instruments	13
10.04	Fiscal Year	13
10.05	Seal	13
10.06	Books and Records	13
10.07	Corporate Opportunities.	13

ARTICLE XI AMENDMENTS		14

AMENDED AND RESTATED BYLAWS

OF

EL PASO ELECTRIC COMPANY

ARTICLE I
OFFICES

1.01            Registered Office.  The registered office of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation with the Office of the Secretary of State of the State of Texas.

1.02            Other Offices.  The Corporation also may have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II
MEETINGS OF THE SHAREHOLDERS

2.01           Place of Meetings.  All meetings of shareholders for the election of directors or for any other proper purpose shall be held at such place within or without the State of Texas as the Board of Directors may from time to time designate, as stated in the notice of such meeting or a duly executed waiver of notice thereof.

2.02            Annual Meeting.  An annual meeting of shareholders shall be held at such time and date as the Board of Directors may determine. At such meeting the shareholders entitled to vote thereat shall elect a Board of Directors and may transact such other business as may properly be brought before the meeting.

2.03            Special Meetings.  Special meetings of shareholders may be called by the Chairman of the Board of Directors, the President, the Board of Directors, or the holders of at least 10% of all the shares entitled to vote at the proposed special meeting. If not otherwise fixed in accordance with these Bylaws, the record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of such meeting.

2.04            Notice of Annual or Special Meeting.  Written or printed notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, or by any other method permitted by applicable law, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the share transfer records of the Corporation, with postage thereon prepaid. Whenever any notice is required to be given to any shareholder under the provisions of any law, the Certificate of Formation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

2.05            Business at Special Meeting.  The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice thereof.

2.06            Quorum of Shareholders.  Unless otherwise provided in the Certificate of Formation, the holders of a majority of the shares entitled to vote at a meeting of shareholders, represented in person or by proxy, shall constitute a quorum for any matter to be presented at that meeting. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the holders of a majority of the shares represented in person or by proxy at the meeting shall have the power to adjourn the meeting until such time and to such place as they shall determine, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, and the subsequent withdrawal of any shareholder or the refusal of any shareholder to vote shall not affect the presence of a quorum at the meeting.

2.07            Act of Shareholders’ Meeting.  With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by law or the Certificate of Formation, the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter at a meeting of shareholders at which a quorum is present shall be the act of shareholders. Unless otherwise provided in the Certificate of Formation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

2.08           Voting of Shares.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent otherwise provided by law or the Certificate of Formation. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election he or she has the right to vote. No shareholder shall be entitled to cumulate his or her votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares owned by such shareholder or by distributing such votes on the same principle among any number of such candidates.

2.09          Proxies.  At any meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this section.  No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, shall be specifically enforceable against the holder of those shares or any successor or transferee of the holder. Unless noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, an irrevocable proxy, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the irrevocable proxy at the time of the transfer or against any subsequent transferee (whether or not for value), but such an irrevocable proxy shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the irrevocable proxy.

2.10            Voting List.  The officer or agent having charge of the share transfer records for shares of the Corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof; arranged in alphabetical order, with the address of and number of shares held by each shareholder, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any such meeting of shareholders.

2.11            Action by Written Consent Without a Meeting.  Any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holder or holders of a number of shares having at least the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. If any action is approved by less than unanimous written consent of the shareholders, the Corporation shall promptly notify the shareholders that did not sign the consent of the action taken. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by the shareholder, shall be regarded as signed by the shareholder for purposes of this section.

ARTICLE III
BOARD OF DIRECTORS

3.01           Powers.  The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of; the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Formation, or these Bylaws directed or required to be exercised and done by the shareholders.

3.02            Number of Directors.  The Board of Directors shall consist of 1 or more directors. The initial Board of Directors shall be fixed by the Certificate of Formation; thereafter, the number of directors shall be determined by resolution of the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

3.03            Election and Term.  The directors, other than the initial Board of Directors, shall be elected at each annual meeting of the shareholders, except as provided in Section 3.04 of this Article, and each director elected shall hold office until the next succeeding annual meeting and until his or her successor is elected and qualified or until his or her death, resignation, or removal in accordance with these Bylaws. Directors need not be shareholders of the Corporation nor residents of the State of Texas.

3.04           Vacancies.  Any vacancy occurring in the Board of Directors may be filled by an election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or maybe filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

3.05          Resignation and Removal.  Any director may resign at any time upon giving written notice to the Corporation. At any meeting of shareholders called expressly for the purpose of removing a director or directors, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

3.06            Compensation of Directors.  As specifically prescribed from time to time by resolution of the Board of Directors, the directors of the Corporation may be paid their expenses of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary in their capacity as directors. This provision shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service on any such committee.

3.07           Chairman of the Board.  The Board of Directors, at its first meeting after each annual meeting of shareholders, may elect one of its members Chairman of the Board. Subject to the authority of the Board of Directors, the Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other powers and duties as usually pertain to such position or as may be delegated by the Board of Directors.

ARTICLE IV
MEETINGS OF THE BOARD

4.01           First Meeting.  The first meeting of each newly elected Board of Directors shall be held without notice immediately following the shareholders’ annual meeting at which such directors were elected, at the same place as such shareholders’ meeting or at such other time and place either within or without the State of Texas as shall be designated by the Secretary upon the written request of a majority of the directors then elected.

4.02            Regular Meetings.  Regular meetings of the Board of Directors may be held with or without notice at such time and at such place either within or without the State of Texas as from time to time shall be prescribed by resolution of the Board of Directors.

4.03           Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Chairman of the Board of Directors, the President, or the Secretary on the written request of two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least 24 hours prior to the time of the meeting.

4.04           Methods of Giving Notice.  Whenever any notice is required to be given to any director under the provisions of any law, the Certificate of Formation, or these Bylaws, it shall be given in writing and delivered personally or mailed, or delivered by any other method permitted under applicable law, to such director at such address as appears on the records of the Corporation, and, if mailed, such notice shall be deemed to be delivered at the time when the same shall be deposited in the United States mail with sufficient postage thereon prepaid.

4.05            Waiver of Notice.  Whenever any notice is required to be given to any director under the provisions of any law, the Certificate of Formation, or these Bylaws, a waiver thereof in writing signed by the director or directors entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

4.06            Attendance as Waiver.  Attendance of a director at a meeting of the Board of Directors or a committee thereof shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

4.07            Business at Regular or Special Meeting.  Neither the business to be transacted at, nor the purpose of; any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

4.08            Quorum of Directors.  A majority of the Board of Directors shall constitute a quorum for the transaction of business. If a quorum shall not be participating at any meeting of the Board of Directors, the directors participating thereat may adjourn the meeting from time to time, without notice other than announcement of the meeting, until a quorum shall be participating.

4.09          Interested Directors.  An otherwise valid contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation or other entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be valid notwithstanding whether the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, and notwithstanding whether his or her or their votes are counted for such purpose, if:

(a)          The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)         The material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c)          The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

4.10            Act of Directors’ Meeting.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law.

4.11          Action by Written Consent Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors or committee, as the case may be. Such consent shall be filed with the minutes of the proceedings of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting.

ARTICLE V
COMMITTEES

The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors, subject to the limitations imposed by applicable law. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. To the extent applicable, the provisions of Article IV of these Bylaws governing the meetings of the Board of Directors shall likewise govern the meetings of any committee thereof.

ARTICLE VI
MEETING BY USE OF CONFERENCE TELEPHONE
OR SIMILAR COMMUNICATIONS EQUIPMENT

The shareholders, members of the Board of Directors, or members of any committee designated by such Board of Directors may participate in and hold a meeting of such shareholders, Board of Directors, or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction\of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VII
OFFICERS

7.01            Executive Officers.  The officers of the Corporation shall consist of a President and a Secretary, and may also include one or more Vice Presidents, a Treasurer, and such other officers as are provided for in this Article. Each officer of the Corporation shall be elected by the Board of Directors as provided in Section 7.02 of this Article. Any two or more offices may be held by the same person.

7.02            Election and Qualification.  The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect a President and a Secretary. The Board of Directors also may elect one or more Vice Presidents, a Treasurer, and such other officers, including assistant officers and agents, and designate Authorized Signatories, as may be deemed necessary, who shall hold their offices/authorizations for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

7.03            Compensation.  The compensation of all officers and agents of the Corporation shall be determined by or determined in a manner specified by the Board of Directors.

7.04            Term, Removal, and Vacancies.  Each officer of the Corporation shall hold office until his or her successor is chosen and qualified or until his or her death, resignation, or removal. Any officer may resign at any time upon giving written notice to the Corporation, but such resignation shall be without prejudice to the contract rights, if any, of the Corporation. Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise shall be filled by the Board of Directors.

7.05            Chief Executive Officer.  The Chief Executive Officer shall preside at all meetings of the shareholders. The Chief Executive Officer shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Directors.

7.06            President.  The President shall have such powers and duties as usually pertain to such office, except as the same may be modified by the Board of Directors.

7.07            Secretary.  The Secretary shall attend all meetings of the Board of Directors and of the shareholders, record all the proceedings of the meetings of the Board of Directors and of the shareholders in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors as may be prescribed by the Board of Directors or the President. He or she shall keep in safe custody the seal of the Corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it. When so affixed, such seal shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary. He or she shall perform all duties incident to the office of the Secretary and such other duties as may from time to time be assigned to him or her by the Board of Directors.

7.08            Assistant Secretary.  An Assistant Secretary, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. An Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VIII
LIABILITY; INDEMNIFICATION

8.01           Liability.  The Corporation hereby eliminates, to the fullest extent permitted by law, the personal liability of any person who serves as a director of the Corporation to the Corporation and/or its shareholders for monetary damages for breach of fiduciary duty as a director, provided, however, that if in the future the Texas Business Organizations Code ("TBOC") is amended or modified (including, but not limited to, Section 7.001(b)) to permit the elimination of the personal liability of a director of the Corporation to a greater extent than contemplated above, then the provisions of this Article VIII shall be deemed to be automatically amended to provide for the elimination of the personal liability of the directors of the Corporation to such greater extent.

8.02            Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director, officer or authorized signatory of the Corporation or is or was serving at the request of the Corporation as a director, manager, officer, employee, fiduciary or agent of another Corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (each, an “Indemnified Person”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or authorized signatory of the Corporation or in any other capacity while serving at the request of the Corporation as a director, manager, officer, employee, fiduciary or agent of another Corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to any employee benefit plan, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the TBOC against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such Indemnified Person in connection with such Proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators.

8.03            Procedure for Indemnification. Any indemnification of an Indemnified Person under Section 8.02 or advancement of expenses under Section 8.06 shall be made promptly, and in any event within thirty (30) days, upon the written request of such Indemnified Person. If a determination by the Corporation that such Indemnified Person is entitled to indemnification pursuant to this Article VIII is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, then the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, then the right to indemnification or advances as granted by this Article VIII shall be enforceable by such Indemnified Person in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the TBOC for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including the Board of Directors, legal counsel or the Corporation’s shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

8.04            Nonexclusivity of Article VIII. The rights to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any Indemnified Person may have or hereafter acquire under any statute, provision of the Certificate of Formation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

8.05            Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any fiduciary or agent of any Indemnified Person against any liability asserted against him or her and incurred by him or her in the capacity as a director or officer of the Corporation or, at the request of the Corporation, as a director, manager, officer, employee, fiduciary or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, whether or not the Corporation would have the power to indemnify such person against such liability under this Article VIII.

8.06            Expenses. Expenses incurred by any Indemnified Person in defending a Proceeding or enforcing such Indemnified Person’s rights to indemnification or advancement of expenses under this Article VIII shall be paid by the Corporation in advance of such Proceeding’s final disposition upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Corporation. Such expenses incurred by employees, fiduciaries and agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

8.07            Employees, Fiduciaries and Agents. Persons who are not Indemnified Persons and who are or were employees, fiduciaries or agents of the Corporation may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

8.08           Contract Rights. The provisions of this Article VIII shall be deemed to be a contract right between the Corporation and each Indemnified Person who serves in the capacity as a director or officer of the Corporation or, at the request of the Corporation, as a director, manager, officer, employee, fiduciary or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise at any time while this Article VIII and the relevant provisions of the TBOC or other applicable law are in effect, and any repeal or modification of this Article VIII or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

8.09            Merger or Consolidation. For purposes of this Article VIII, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, managers, officers, employees, fiduciaries or agents, so that any person who is or was a director, manager, officer, employee, fiduciary or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE IX
SHARES

9.01            Uncertificated Shares.  All shares to which shareholders are entitled shall be uncertificated shares that shall be evidenced by a book-entry system maintained by the Corporation’s registrar, provided that the Board of Directors may provide by resolution that, for some or all of such shares, the Corporation may deliver certificates representing such shares. The Corporation shall, after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice or electronic transmission containing the information required to be set forth or stated on certificates pursuant to the TBOC. Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical. No uncertificated or certificated share shall be issued until the full amount of the consideration therefor, fixed as provided by law, has been paid or delivered.

9.02            Certificates Representing Shares.  If shares are represented by certificates, such certificates shall be numbered, entered in the books of the Corporation as they are issued, and signed by the President or any Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issuance. Each certificate representing shares issued by the Corporation shall conspicuously set forth such provisions as are required by applicable law. Each certificate representing shares shall state upon the face thereof that the Corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class of shares and the designation of the series, if any, that such certificate represents and the par value of each share represented by such certificate or a statement that the shares are without par value.

(a)          Restriction on Transfer of Shares.  Any restriction on the transfer, or registration of the transfer, of shares shall be noted conspicuously on each certificate representing shares that are subject to the restriction in accordance with applicable law.

(b)          Voting and Shareholder Agreements.  Any voting or shareholder agreement shall be noted conspicuously on each certificate representing the shares that are subject to the agreement in accordance with applicable law.

(c)         Transfer of Shares.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record, the transaction upon its books.

(d)         Lost, Stolen or Destroyed Certificates.  The Board of Directors, or such officer or officers of the Corporation as the Board of Directors may from time to time designate, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates of stock to be lost, stolen, or destroyed. When authorizing the issuance of a new certificate or certificates, the Board of Directors, or such officer or officers, in its or his or her discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it or he or she shall require or to give the Corporation a bond in such form, in such sum, and with such surety or sureties as it or he or she may direct as indemnity against any claim that may be made against the Corporation on account of the certificate or certificates alleged to have been lost, stolen, or destroyed or the issuance of the new certificate or certificates.

9.03          Closing of Transfer Books and Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) (a “Distribution”) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action taken by shareholders that is proposed to be taken without a meeting of shareholders), the share transfer records shall be closed for a period of 60 days. The share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders for a period of 60 days immediately preceding such meeting. The determination of shareholders entitled to vote at any meeting of shareholders pursuant to this section shall apply to any adjournment thereof, except when the determination has been made through the closing of the share transfer records and the stated period of closing has expired. Whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation as provided in Section 2.11. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by law, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

9.04            Registered Shareholders.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE X
GENERAL PROVISIONS

10.01        Dividends.  The Board of Directors from time to time may authorize and declare, and the Corporation may pay, dividends or other distributions on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Certificate of Formation and these Bylaws.

10.02          Reserves.  The Board of Directors may by resolution create a reserve or reserves out of surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

10.03          Negotiable Instruments.  All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by such officer or officers or such other person or persons and in such manner as are permitted by these Bylaws or in such manner as the Board of Directors from time to time may designate.

10.04          Fiscal Year.  The fiscal year of the Corporation shall end on December 31 unless otherwise determined by resolution of the Board of Directors.

10.05          Seal.  The Corporation may have a corporate seal and, if the Board of Directors adopts a corporate seal, the corporate seal shall have inscribed thereon the name of the Corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

10.06          Books and Records.  The Corporation shall keep books and records of account and shall keep minutes of the proceedings of the shareholders, the Board of Directors, and each committee of the Board of Directors. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class or series of shares issued by the Corporation held by each of them. Any books, records, minutes, and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

10.07          Corporate Opportunities.

(a)          Any shareholder or any of its affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Corporation or any subsidiary thereof, and neither the Corporation nor the Board of Directors shall have any rights by virtue in and to such ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Corporation, shall not be deemed wrongful or improper.

(b)         To the fullest extent permitted by applicable law and except as otherwise provided below, no shareholder or any of its directors, principals, officers, shareholders, members, limited or general partners, fiduciaries, managers, employees and/or other representatives (the “Shareholder Equityholders”) or its or their respective affiliates or appointees to the Board of Directors shall be obligated to refer or present any particular business opportunity to the Corporation or any subsidiary thereof even if such opportunity is of a character that, if referred or presented to the Corporation or any subsidiary thereof, could be taken by the Corporation or any subsidiary thereof, and any such shareholder, Shareholder Equityholder or any of its or their respective affiliates or appointees to the Board of Directors, respectively, shall have the right to take for its own account (individually or as a partner, investor, member, participant or fiduciary) or to recommend to others such particular opportunity.

(c)         In the event that a director that is an IIF Representative (as defined in the Delegation of Authority) acquires knowledge of a potential transaction or other matter that may be a corporate or business opportunity for both the Corporation and Infrastructure Investments Fund or any affiliate or other related party of Infrastructure Investments Fund, such IIF Representative shall have fully satisfied and fulfilled the fiduciary duty of such director to the Corporation with respect to such corporate or other business opportunity, if such director acts in a manner consistent with the following policy: A business or corporate opportunity offered to any person who is a director but not an officer of the Corporation and who is a director, officer, employee, partner, owner, member or shareholder of Infrastructure Investments Fund or any of its affiliates or other related parties shall belong to the Corporation only if such opportunity is expressly offered to such person in writing in his or her capacity as a director of the Corporation, and otherwise shall belong to Infrastructure Investments Fund or one of its affiliates.

ARTICLE XI
AMENDMENTS

These Bylaws may be amended or repealed or new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board, unless the Certificate of Formation or applicable law reserves the power exclusively to the shareholders in whole or part or the shareholders in amending, repealing or adopting a particular bylaw expressly provide that the Board may not amend or repeal that bylaw.

CERTIFICATE OF SECRETARY

The undersigned does hereby certify that (i) the undersigned is the duly elected and qualified Secretary of El Paso Electric Company, a Texas corporation, and (ii) the foregoing is a true and correct copy of the Bylaws of the Corporation as of  July 29, 2020.

/s/ Jessica Goldman
Jessica Goldman, Secretary